UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

GT Biopharma, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer I.D. No.)

310 N. Westlake Blvd
Suite 206
Westlake Village, CA 91362
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2019, GT Biopharma, Inc. (the "Company") entered into a Securities Purchase Agreement with ten purchasers (individually, a "Purchaser," and collectively, the "Purchasers") pursuant to which the Company has issued to the Purchasers Convertible Debentures in an aggregate principal amount of $1,300,000 (the "Debentures"), which Debentures are convertible into the Company's common stock (the "Common Stock") at a price of $0.35 per share.  The Company and each Purchaser also entered into a Registration Rights Agreement.

The issuance of the Debentures was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), for the offer and sale of securities not involving a public offering and Regulation D promulgated under the Securities Act.

The foregoing summaries of the Securities Purchase Agreement, the Registration Rights Agreement and the Debentures are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The descriptions of the Debentures described in Item 1.01 are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
4.1	Form of Convertible Debenture

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: May 24, 2019	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer

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